CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Optex Systems Holdings, Inc.
1420 Presidential Drive
Richardson, Texas 75081

We consent to the use of our report dated January 11, 2010 in the Registration Statement on Form S-1/A, with respect to the balance sheet of Optex Systems Holdings, Inc. as of September 27, 2009 and the related statements of operations, stockholders’ equity, and cash flows for the period October 15, 2008 through September 27, 2009.

We also consent to the reference to us under the caption, “Experts”, in this Registration Statement.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
June 11, 2010